EXHIBIT 10.23A

                       SCHEDULE OF STOCK OPTION AGREEMENTS
                    SUBSTANTIALLY IDENTICAL TO EXHIBIT 10.23

1. Stock Option Agreement dated July 14, 1997, between the Company and Bart A. Brown, Jr. for 250,000 shares of Common Stock at an exercise price of $2.50 per share.

2. Stock Option Agreement dated June 15, 1998, between the Company and Bart A. Brown, Jr. for 75,000 shares of Common Stock at an exercise price of $3.25 per share.

3. Stock Option Agreement dated June 15, 1998, between the Company and Bart A. Brown, Jr. for 50,000 shares of Common Stock at an exercise price of $3.25 per share.